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                                                                    EXHIBIT 10.1

                                 FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is executed and delivered effective as of April 28, 2005, by and between Endocare, Inc., a Delaware corporation (the "Company"), and Craig T. Davenport, an individual resident of the State of California ("Employee").

                                    RECITALS

     WHEREAS, the Company and Employee previously executed and delivered an Employment Agreement, dated as of December 15, 2003 (the "Original Agreement"); and

     WHEREAS, the Company and Employee now wish to amend the Original Agreement as described below;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and Employee, intending to be legally bound, hereby agree as follows:

     1. Section 2(b) of the Original Agreement is hereby amended and restated to read in its entirety as follows:

          "Base Salary. In consideration of the services to be rendered under this Agreement, effective March 1, 2005, the Company shall pay to Employee a salary at the rate of Three Hundred Ninety Thousand Dollars ($390,000) per year, as adjusted as permitted in this subsection (the "Base Salary"). The Base Salary shall be paid in accordance with the Company's standard bi-weekly payroll practices. The Base Salary will be reviewed and adjusted from time to time in accordance with the Company's procedures for adjusting salaries for senior executives."

     2. Section 2(c) of the Original Agreement is hereby amended and restated to read in its entirety as follows:

          "Bonus. Employee shall be eligible to receive an annual bonus (the "Bonus") of up to eighty-five percent (85%) of the Base Salary (the "Target Bonus"), subject to Employee's attainment of corporate goals and objectives to be established annually by the Company's Board of Directors (or a committee thereof) with the assistance and agreement of Employee."

     3. In addition to the stock options described in Section 2(d) of the Original Agreement, promptly following the execution and delivery of this Amendment, the Company shall grant to Employee an additional non-qualified option (the "Third Option") to purchase Two Hundred and Twenty-Five Thousand (225,000) shares of the Company's Common Stock, $0.0001 par value per share (the "Common Stock") pursuant to an option agreement (the "Third Option


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Agreement") under the Company's 2004 Stock Incentive Plan. The exercise price of the Third Option shall be the closing price of the Common Stock as shown on the Pink Sheets on the grant date. 1/48 of the shares subject to the Third Option shall vest on each monthly anniversary of the grant date. The Third Option shall expire on the tenth (10th) anniversary of the grant date.

     4. Section 3(c)(i) of the Original Agreement is hereby amended to add the following sentence at the end of Section 3(c)(i) of the Original Agreement:

          "If the Company terminates Employee's employment other than for Cause (as defined below) or if Employee terminates his employment for Good Reason (as defined below), then, during the Severance Period (as defined below), the Company shall (A) continue to pay to Employee the Base Salary (as then in effect) plus the Target Bonus, and (B) continue to make available to Employee the benefits made generally available by the Company to its employees, to the extent permitted under applicable law and the terms of the benefit plans. Employee, at his option, may elect to have the cash consideration payable pursuant to subsection (A) above paid in one lump sum payment within five (5) business days of the applicable termination of employment. In addition, if the Company terminates Employee's employment other than for Cause, or if Employee terminates his employment for Good Reason, then, subject to (c)(ii)(A) below, the First Option, the Second Option (solely to the extent the performance goals set forth in the option are achieved during the Severance Period or the five year vesting period of such option is reached during the Severance Period), the Third Option and any subsequently granted option automatically shall continue to vest pursuant to the terms of Section 2(d)(i) during the Severance Period, unless such termination is after a Change in Control (as defined below), in which case the First Option Agreement, the Second Option Agreement and the Third Option Agreement shall control and the options shall become fully vested and exercisable immediately prior to such Change in Control. If the date of Employee's termination is on or before the first anniversary of the Effective Date, then for purposes of this Agreement the term "Severance Period" shall mean the period beginning on the date of Employee's termination and ending on the second anniversary of the Effective Date. If the date of Employee's termination is after the first anniversary of the Effective Date, then for purposes of this Agreement the term "Severance Period" shall mean the twelve (12)-month period immediately following the date of Employee's termination. Notwithstanding anything in this Agreement to the contrary, Employee shall be entitled to receive under this
          Section 3(c)(i) a minimum aggregate amount of Seven Hundred Fifty Thousand Dollars ($750,000) if Employee terminates his employment at any time within the one hundred and eighty (180)-day period immediately following the six (6)-month anniversary of the date of the occurrence of a Change in Control."


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     5. Except as provided above in this Amendment, all terms, covenants and conditions in the Original Agreement shall remain in full force and effect and shall not be affected by this Amendment.

     6. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together shall deemed to be one instrument.

                            [SIGNATURE PAGE FOLLOWS]


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     IN WITNESS WHEREOF, the parties hereby execute and deliver this First
Amendment to Employment Agreement as of the date first above written.


ENDOCARE, INC.


By:   /s/ Michael J. Strauss, M.D.                Craig T. Davenport
   ---------------------------------------        --------------------
Name:   Michael J. Strauss, M.D.                  Craig T. Davenport
Title:  Chairman, Compensation Committee


           [SIGNATURE PAGE TO FIRST AMENDMENT TO EMPLOYMENT AGREEMENT]


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